Exhibit 99.1

FORM OF PROXY

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on                            , 2007

Pocono Community Bank

559 Main Street

Stroudsburg, Pennsylvania 18360

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Audrey M. Bartkowski and Cecelia M. Griffen, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of Pocono Community Bank (the “Bank”) common stock held of record by the undersigned on August 31, 2007, at the Special Meeting of the Shareholders to be held at                                                       ,                                  , Pennsylvania, on                 ,                            , 2007, at                    .m, local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

The Board of Directors recommends a vote “FOR” each of the proposals.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND “FOR” PROPOSALS 2 AND 3.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is properly brought before the meeting, the shares represented by this proxy in absence of instructions to the contrary will be voted in accordance with the recommendations of the management of the Bank.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be revoked by sending a later dated proxy to the Bank, by delivering a written notice revoking your prior proxy or withdrawn if you elect to attend the meeting, give written notification to the President of the Bank and vote in person.

PROPOSAL 1:    To approve and adopt the Agreement and Plan of Merger, dated as of May 10, 2007, among First Keystone Corporation, First Keystone National Bank and the Bank, and the consummation of the transactions contemplated thereby, which provides, among other things, for the merger of the Bank with and into First

Keystone National Bank upon the terms and subject to the conditions set forth in the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2:    To extend the final exercise price for outstanding warrants for one year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3:    To adjourn or postpone the special meeting, if more time is needed, to allow the Bank time to solicit additional votes in favor of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated                               , 2007, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

Dated:                               , 2007

Signature of Shareholder

Signature of Shareholder

Number of shares Held of Record

on August 31, 2007:

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.